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                                                                    Exhibit 5.1

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                        Testa, Hurwitz & Thibeault, LLP
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                                ATTORNEYS AT LAW

                      HIGHT STREET TOWER, 125 HIGH STREET
OFFICE (617) 248-7000     BOSTON, MASSACHUSETTS 02110        FAX (617) 248-7100


                                February 25, 1997



Hadco Corporation
12A Manor Parkway
Salem, New Hampshire  03079

     Re: Registration Statement on Form S-8 Relating to the Hadco Corporation 1991 Non-Employee Director Stock Option Plan, as Amended and Restated (the "Plan")
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Dear Sir or Madam:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Hadco Corporation (the "Company") on or about February 26, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an additional 150,000 shares of Common Stock, $.05 par value per share, of the Company issuable pursuant to the Plan (the "Shares").

         We have examined, are familiar with, and have relied as to factual matters solely upon, copies of the Plan, the Company's Restated Certificate of Incorporation, the Company's By-Laws, as amended, the corporate records of the Company and originals or copies of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

         We are members of the Bar of the Commonwealth of Massachusetts and are not expert in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the United States of America.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, full paid and nonassessable.

         We consent to the filing of this opinion as EXHIBIT 5.1 to the Registration Statement.

                                         Very truly yours,



                                     /s/ TESTA, HURWITZ & THIBEAULT, LLP